Exhibit 99.4

One Lantern Senior

Living Inc and Subsidiaries

Condensed Consolidated Financial Statements as of

and for the Nine Months Ended September 30, 2010

and 2009 (unaudited)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited):

Statements of Operations	1

Balance Sheets as of September 30, 2010 and December 31, 2009	2-3

Statements of Equity	4

Statements of Cash Flows	5–6

Notes to Condensed Consolidated Financial Statements	7–11

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30,	September 30,
	2010	2009

REVENUES:
Assisted and independent living revenues	$123,149	$114,634
Management fees and other revenues	577	125

Total operating revenues	123,726	114,759

OPERATING EXPENSES:
Managed facility reimbursed expenses	46,700	44,914
Assisted and independent living operating expenses	29,006	28,778
General and administrative expenses	498	1,113
Depreciation and amortization	17,040	24,668
Management fees	6,822	6,045
Loss on disposition of assets — net	1,972	1,828
Development expenses	981	85
Community rent expense	126	110
Integration-related expenses	—	702

Total operating expenses	103,145	108,243

OPERATING INCOME	20,581	6,516

OTHER INCOME (EXPENSE):
Interest expense	(35,267)	(36,311)
(Loss) gain on derivative instruments	(5,834)	25,663
Interest income	66	201
Loss on debt extinguishment	—	(115)
Equity earnings (loss) in joint ventures	75	(41)
Other — net	(25)	(13)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(20,404)	(4,100)

INCOME TAX EXPENSE	—	—

LOSS FROM CONTINUING OPERATIONS	(20,404)	(4,100)

GAIN FROM DISCONTINUED OPERATIONS	—	4,421

NET (LOSS) INCOME	(20,404)	321

LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,962	(3,270)

NET LOSS ATTRIBUTABLE TO ONE LANTERN SENIOR LIVING INC	$(17,442)	$(2,949)

SUMMARY OF LOSS ATTRIBUTABLE TO ONE LANTERN SENIOR LIVING INC:
Loss from continuing operations	$(17,442)	$(6,136)
Gain from discontinued operations	—	3,187

NET LOSS ATTRIBUTABLE TO ONE LANTERN SENIOR LIVING INC	$(17,442)	$(2,949)

See notes to condensed consolidated financial statements.

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (unaudited)

(In thousands, except share amounts)

	September 30,	December 31,
	2010	2009
ASSETS(1)

CURRENT ASSETS:
Cash and cash equivalents	$21,085	$31,437
Restricted cash — current	7,011	5,538
Resident accounts receivable — net	1,255	1,364
Due from affiliates	166	201
Other current assets	5,350	3,113

Total current assets	34,867	41,653

PROPERTY AND EQUIPMENT — Net	716,539	714,485

INTANGIBLE ASSETS — Net	4,789	5,910

DEFERRED FINANCING COSTS — Net	4,343	5,273

INVESTMENT IN JOINT VENTURE	1,288	1,214

RESTRICTED CASH AND OTHER NONCURRENT ASSETS	30,996	39,417

TOTAL	$792,822	$807,952

(Continued)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2010 AND DECEMBER 31, 2009 (unaudited)

(In thousands, except share amounts)

	September 30,	December 31,
	2010	2009
LIABILITIES AND EQUITY(2)

CURRENT LIABILITIES:
Accounts payable	$1,895	$2,081
Accrued liabilities	23,964	16,348
Due to affiliates	3,633	7,517
Capital lease obligations due within one year	4	8
Long-term debt due within one year	5,897	3,713
Bonds payable due within one year	545	530

Total current liabilities	35,938	30,197

CAPITAL LEASE OBLIGATIONS	143,132	142,143

LONG-TERM DEBT	354,363	353,906

BONDS PAYABLE	147,239	146,750

OTHER LONG-TERM LIABILITIES	17,583	19,985

Total liabilities	698,255	692,981

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY:
Common stock, $.01 par value — 100 shares authorized, issued, and outstanding	—	—
Paid-in-capital	188,429	188,429
Accumulated deficit	(131,595)	(114,153)

Equity attributable to One Lantern Senior Living Inc	56,834	74,276
Noncontrolling interest in majority owned entities	37,733	40,695

Total equity	94,567	114,971

TOTAL	$792,822	$807,952

(Concluded)

(1)	The following represent assets of consolidated Variable Interest Entities (“VIEs”) as of September 30, 2010 which can only be used to settle obligations of the VIEs: Cash and cash equivalents - $1.6 million, Restricted cash - current - $0.8 million, Resident accounts receivable - $0.3 million, Other current assets - $0.4 million, Property and equipment $18.2 million, Restricted cash and other noncurrent assets - $1.1 million.
(2)	The following represents liabilities of VIEs as of September 30, 2010 for which the creditors do not have recourse to the general liability of the Company: Accounts payable - $0.4 million, Accrued liabilities - $5.5 million, Due to affiliates - $0.4 million, Long-term debt (current and noncurrent) - $9.5 million, Other long-term liabilities - $0.5 million.

See notes to condensed consolidated financial statements.

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands, except share amounts)

	Common
	Stock		Paid-In	Accumulated	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Interest	Equity

BALANCE — January 1, 2009	100	$—	$148,079	$(99,016)	$18,306	$67,369

Equity contributions	—	—	40,300	—	22,060	62,360

Net (loss) income	—	—	—	(2,949)	3,270	321

BALANCE — September 30, 2009	100	$—	$188,379	$(101,965)	$43,636	$130,050

BALANCE — January 1, 2010	100	$—	$188,429	$(114,153)	$40,695	$114,971

Net loss	—	—	—	(17,442)	(2,962)	(20,404)

BALANCE — September 30, 2010	100	$—	$188,429	$(131,595)	$37,733	$94,567

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30,	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Loss from continuing operations	$(20,404)	$(4,100)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	17,040	24,668
Loss (gain) on derivative instruments	5,834	(25,663)
Noncash interest expense	3,639	3,196
Loss on disposition of assets — net	1,972	1,828
Deferred financing costs amortization	801	1,256
(Earnings) loss from joint venture — net of distributions	(75)	41
Provision for doubtful accounts	34	331
Loss on debt extinguishment	—	115
Change in operating assets and liabilities:
Resident accounts receivable	75	28
Other current assets	(2,202)	(916)
Accounts payable and other liabilities	239	1,366

Net cash provided by operating activities	6,953	2,150

CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Purchase of property and equipment	(18,108)	(10,825)
Change in restricted cash	(788)	(7,385)
Proceeds from disposal of property and equipment	19	9
Acquisitions — net of cash received	—	(27,217)

Net cash used in investing activities	(18,877)	(45,418)

(Continued)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

(In thousands)

	September 30,	September 30,
	2010	2009

CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Issuance of long-term debt	5,128	71,092
Repayment of long-term debt, bonds payable, and capital lease obligations	(3,511)	(91,066)
Fees related to issuance of long-term debt	(45)	(2,268)
Equity contribution	—	40,300
Noncontrolling interest equity contribution	—	22,060
Other	—	(215)

Net cash provided by financing activities	1,572	39,903

NET CASH USED IN CONTINUING OPERATIONS	(10,352)	(3,365)

NET CASH USED IN DISCONTINUED OPERATIONS:
Net cash used in operating activities	—	(995)
Net cash provided by investing activities	—	606

CHANGE IN CASH AND CASH EQUIVALENTS	(10,352)	(3,754)

CASH AND CASH EQUIVALENTS — Beginning of period	31,437	29,358

CASH AND CASH EQUIVALENTS — End of period	$21,085	$25,604

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest payments	$29,911	$30,869

Purchase of property and equipment included in accrued liabilities	$4,275	$1,527

Noncash increase (decrease) to property and equipment and capital lease obligations due to purchase option price adjustment and lease modification	$469	$(30,482)

See notes to condensed consolidated financial statements.	(Concluded)

ONE LANTERN SENIOR LIVING INC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (unaudited)

1.	THE COMPANY AND BACKGROUND

Organization — One Lantern Senior Living Inc (“OLSL INC”) and subsidiaries (the “Company”) is a wholly owned subsidiary of Lazard Senior Housing Partners LP (“LSHP”), a real estate opportunity fund formed for the purpose of making debt and/or equity investments in senior housing assets located in the United States.

Background — As of September 30, 2010, the Company owned, operated, or managed 31 communities located in the Northeastern United States with a total of 3,097 units. Of the 31 communities, 16 were owned by the Company, 11 were operated by the Company pursuant to lease agreements, and two were managed by the Company on behalf of third parties. The Company also manages two communities in which it has a partial equity interest.

The Company owns a 72.09% interest in SG Senior Living LLC (“SGSL LLC”) as the managing member and LSHP Coinvestment Partnership I LP (“Coinvestment Partnership”) indirectly holds the remaining 27.91% membership interest. As of September 30, 2010, SGSL LLC owned and operated 12 properties.

Each of the 31 communities is managed by Atria Senior Living Group, Inc., a related entity, via various management and sub-management agreements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying condensed consolidated financial statements include the Company’s majority-owned subsidiaries and all variable interest entities where the Company is considered the primary beneficiary. Intercompany transactions have been eliminated. Investments in entities not controlled by ownership or contractual obligations are accounted for under the equity method.

In the opinion of management, these financial statements include all adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company as of September 30, 2010, and for all periods presented. Those adjustments are of a normal and recurring nature.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures included are adequate and provide a fair presentation of interim period results. Interim financial statements are not necessarily indicative of the financial position or operating results for an entire year. It is suggested that these interim financial statements be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended December 31, 2009.

Recently Issued Accounting Standards — In June 2009, the FASB issued guidance under ASC Topic 810 (previously SFAS No. 167, Amendments to FASB Interpretation No. 46(R)), which amended the consolidation guidance for variable interest entities (“VIE”). The new guidance requires a company to perform an analysis to determine whether its variable interest gives it a controlling financial interest in a VIE. The amendment, which requires ongoing reassessments, redefines the primary beneficiary as the party that (1) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) has the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance includes enhanced disclosures about a company’s involvement in a VIE and eliminates the exemption for qualifying special purpose entities. The Company adopted this guidance as of January 1, 2010. Other than the required disclosures, the adoption of this guidance did not have a material impact on the Company’s financial position, results of operations, and cash flows as of and for the nine months ended September 30, 2010.

In January 2010, the FASB issued guidance under ASC Topic 820, Improving Disclosure about Fair Value Measurements, which requires additional disclosures to recurring and non-recurring fair value measurements. A reporting entity is to disclose significant transfers in and out of Level 1 and Level 2, and describe the reason for those transfers. Additionally, an entity is to present separately, on a gross basis, information about purchases, sales, issuances, and settlements pertaining to the activity in Level 3. The guidance also clarifies the level of disaggregation and disclosures about input and valuation techniques used to determine Level 2 and Level 3 measurements. The ASC Topic 820 update is effective for reporting periods beginning after December 15, 2009 (except for the requirement to separately disclose purchases, sales, issuances and settlements relating to Level 3 measurements, which becomes effective for fiscal periods beginning after December 15, 2010). The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations, or cash flows as of and for the nine months ended September 30, 2010.

3.	LEASES

In March 2010, the Company amended a lease agreement and exercised its purchase option for two of its communities. The original purchase option prices were based on the landlord’s investment amounts plus increases in the consumer price index occurring after the landlord’s investment. The amendment altered the purchase option to a fixed amount of $26.8 million with a closing date between 2013 and 2020. The lease also encompassed an additional community which had a purchase option equal to the fair market value minus 50% of the amount by which such fair market value exceeded $5.0 million. The amendment altered the purchase option to a fixed amount of $10.2 million which is exercisable in 2012.

As of September 30, 2010, the Company failed to comply with its current ratio requirement under a lease agreement. The noncompliance was primarily a result of a $7.7 million loan being reclassified to current liabilities based on its September 2011 maturity date. The Company has received a waiver of this lease covenant violation from the lessor and has subsequently extended the maturity of the loan until September 2012. The balance of the lease obligation as of September 30, 2010 is $108.9 million. The $7.7 million loan has been reclassified to long-term debt on the condensed consolidated financial statements.

4.	FINANCIAL INSTRUMENTS

The Company is a party to multiple total return interest rate swap agreements which effectively convert fixed rate Bonds Payable to variable rate obligations. The Company is also a party to two interest rate cap agreements.

The Company entered into the total return interest rate swap agreements with notional amounts of $172.1 million and $172.2 million, respectively, as of September 30, 2010 and December 31, 2009, in order to mitigate the fair value risk associated with the underlying debt. The Company entered into the interest rate cap agreements in order to mitigate interest rate risk. Under ASC Topic 815, Derivatives and Hedging, however, the Company did not qualify for hedge accounting. The fair values of the derivatives are recorded in other noncurrent assets and other long-term liabilities. Gains and losses associated with the derivatives are recorded in gain (loss) on derivative instruments.

ASC Topic 820 defines fair value, provides a framework for measuring fair value, and expands disclosures required for fair value measurements. This guidance defines a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes values determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Interest Rate Caps — The fair value is determined with the assistance of a third party using forward yield curves and other relevant information generated by market transactions involving comparable instruments.

Interest Rate Swaps — The fair value is derived using hypothetical market transactions involving comparable instruments as well as alternative financing rates derived from market based financing rates, forward yield curves, discount rates, and the Company’s own credit risk.

The effect of derivative instruments on the condensed consolidated statements of operations as of September 30, 2010 and 2009, is as follows (in thousands):

	Amount of (Loss) Gain
	Recognized in Income
	2010	2009

Interest rate swap agreements	$(5,630)	$25,663
Interest rate cap agreements	(204)	—

Total	$(5,834)	$25,663

The fair value of financial instruments as of September 30, 2010 and December 31, 2009, is as follows (in thousands):

	Carrying Amount at	Fair Value
	September 30, 2010	Level 1		Level 2	Level 3

Interest rate swap agreements	$4,397	$		$4,397	$
Interest rate cap agreements	11			11

Total assets	$4,408	$		$4,408	$

Interest rate swap agreements	$6,036	$		$6,036	$

Total liabilities	$6,036	$		$6,036	$

	Carrying Amount at	Fair Value
	December 31, 2009	Level 1		Level 2	Level 3

Interest rate swap agreements	$8,800		$—	$8,800		$—
Interest rate cap agreements	215		—	215		—

Total assets	$9,015		$—	$9,015		$—

Interest rate swap agreements	$4,809		$—	$4,809		$—

Total liabilities	$4,809		$—	$4,809		$—

At September 30, 2010 and December 31, 2009, the assets related to the fair value of interest rate swap and cap agreements were recorded in other noncurrent assets at approximately $4.4 million and $9.0 million, respectively. Liabilities related to the interest rate swap agreements were recorded in other long-term liabilities at approximately $6.0 million and $4.8 million at September 30, 2010 and December 31, 2009, respectively. A net (loss) gain on derivative financial instruments of approximately $(5.8) million and $25.7 million was recorded in the condensed consolidated statements of operations for the nine months ended September 30, 2010 and 2009, respectively.

5.	INCOME TAXES

The Company’s effective tax rate for the nine months ended September 30, 2010 and 2009 was 0.0%. The Company has a valuation allowance reducing its deferred tax assets to an amount that is more likely than not to be realized. The difference between the Company’s effective tax rate and the federal statutory rate is primarily due to increases in the valuation allowance resulting from recurring tax losses.

6.	CONTINGENCIES AND GUARANTEES

The Company is subject to claims and legal actions in the ordinary course of its business. The Company believes that any liability resulting from these matters, after taking into consideration its insurance coverages and amounts recorded in the consolidated financial statements, will not have a material adverse effect on its consolidated financial position, results of operations, and cash flows.

The Company has made certain guarantees to third parties. These guarantees may survive the expiration of the term of the agreements or extend into perpetuity (unless subject to a legal statute of limitations).

There are no specific limitations on the maximum potential amount of future payments to be made under these guarantees, as the triggering events are not subject to predictability. The Company believes the likelihood of any losses resulting from these guarantees is remote.

The Company and certain partners have guaranteed certain obligations of Maplewood Place, an equity method investee. These guarantees include the payment of a monthly replacement reserve deposit in the amount of $3,474 if not paid by Maplewood Place. Additionally, the Company and certain partners have guaranteed to make payments in the event of certain tax credit recapture events. As of September 30, 2010 and December 31, 2009, no payments were required under these guarantees and the fair value of these guarantees was not material.

7.	SUBSEQUENT EVENTS

The Company’s financial statements are available for issue as of October 28, 2010. Any subsequent events have been evaluated through this date.

On October 21, 2010, the Company announced that it has signed a definitive agreement to merge its real estate with Ventas, Inc., a healthcare real estate investment trust. As part of this transaction, Ventas will acquire all of the Company’s senior living communities. Subject to certain approvals, the transaction is expected to close in the first half of 2011.

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